UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 14, 2008
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation.

Item 2.02	Results of Operations and Financial Condition.
     On August 14, 2008, we issued a press release announcing our financial results for the fiscal quarter ended June 30, 2008. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Use of Non-GAAP Financial Information
     To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (GAAP), we use a non-GAAP measure of reducing net losses computed in accordance with GAAP for interest expenses, income taxes, depreciation, amortization and share-based payments. These non-GAAP figures are reconciled to their closest GAAP financial measures in the press release. We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by providing supplemental information regarding our liquidity and ability to fund our operations and financing obligations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Innuity, Inc., dated August 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: August 18, 2008	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer